UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2015

MMA Capital Management, LLC

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(443) 263-2900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement LIHTC Investments

On December 1, 2015 a wholly-owned subsidiary of the registrant entered into a Purchase Agreement with General Electric Capital Corporation (“Seller”) under which it agreed to acquire a portfolio of low income housing tax credit assets consisting of limited partnership interests in low income housing tax credit funds, project partnerships and properties, and certain associated debt. The registrant anticipates that the closing of this transaction will take place effective December 31, 2015, subject to standard conditions to closing including that representations and warranties are true and correct in all material respects.

Prior to closing under the Purchase Agreement, the registrant anticipates entering into a joint venture arrangement with an institutional investor whereby the institutional investor will acquire an ownership interest in the wholly-owned subsidiary of the registrant which is a party to the Purchase Agreement and will fund substantially all of the purchase price associated with the tax credit investments in exchange for receiving nearly all of the tax credits being acquired.  The registrant expects to benefit from the associated joint venture by earning fees for managing the portfolio and the opportunity to realize residual value from the portfolio over time.  The registrant also expects to enter into a total return swap instrument with an institutional investor on December 31, 2015 to fund the associated debt.

Pursuant to the Purchase Agreement, the registrant and Seller entered into an Escrow Agreement under which the registrant has posted a $5 million nonrefundable deposit.  On December 10, 2015, the registrant will post an additional $5 million nonrefundable deposit.  Under certain circumstances, subsequent to December 10th, the registrant may be required to post up to another $1 million in additional nonrefundable deposits.  Once posted, each deposit becomes nonrefundable, and, with very limited exceptions, the registrant will be entitled to the return of the deposit only if Seller fails to close under the Purchase Agreement in violation of its terms.  If the transaction fails to close for any other reason, including the registrant’s failure to enter into the anticipated joint venture arrangement, the registrant’s maximum exposure for failure to close will be the deposit.  If the transaction closes, the deposit will be applied as a credit against the purchase price under the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

December 2, 2015	By:	/s/ Michael L. Falcone

	Name:	Michael L. Falcone
	Title:	Chief Executive Officer and President